UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2007

The Boston Beer Company, Inc. (Exact name of registrant as specified in its charter)

Massachusetts (State or other jurisdiction of incorporation)	001-14092 (Commission File Number)	04-3284048 (IRS Employer Identification No.)

One Design Center Place, Suite 850, Boston, MA (Address of principal executive offices)	02210 (Zip Code)

Registrant's telephone number, including area code (617) 368-5000

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

      At its meeting on February 15, 2007, the Compensation Committee of the Company's Board of Directors approved payment of 2006 bonuses and set 2007 salaries for the Company's Chief Executive Officer, Martin F. Roper, and its Chairman, C. James Koch, and other executive officers of the Company.

      The Committee approved a 2006 bonus for Mr. Roper of $798,600, based on the Committee's assessment of Mr. Roper's achievement against his 2006 performance targets. The Committee set Mr. Roper's 2007 salary at $635,000, up from his 2006 salary of $606,700.

      The Committee approved a 2006 bonus for Mr. Koch of $250,000, based on the Committee's assessment of Mr. Koch's achievement against his 2006 performance targets and the overall 2006 performance of the Company. The Committee set Mr. Koch's 2007 salary at $260,000, up from his 2006 salary of $250,000.

      The Committee also approved bonuses for the Company's other executive officers, which ranged from $49,000 to $150,000, based on their respective achievements against their 2006 performance targets. Salaries for the Company's other executive officers for 2007 were also set, ranging from $275,000 to $355,000.

In addition, the Board of Directors of the Company promoted John C. Geist to the newly-created position of Vice President of Sales. Mr. Geist had been the Company's National Sales Manager since 1998.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Boston Beer Company, Inc. (Registrant)

Date: February 22, 2007	/s/ Martin F. Roper

Martin F. Roper Chief Executive Officer (Signature)*

*Print name and title of the signing officer under his signature.

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